EXHIBIT 3.7


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                              VALUESTAR CORPORATION


FIRST:  The name of the corporation is VALUESTAR CORPORATION.

SECOND:  The corporation shall have perpetual existence.

THIRD:   A.       AUTHORIZED CAPITAL.  The aggregate number of shares of capital stock of all classes which the Corporation shall have authority to issue is Two Hundred Ten MILLION (210,000,000), of which Two Hundred MILLION (200,000,000) shares having a par value of $0.00025 per share shall be of a class designated "Common Stock" (or "Common Shares"), and TEN MILLION (10,000,000) shares having a par value of $0.00025 per share shall be a class designated "Preferred Stock" (or "Preferred Shares"). All shares of the Corporation shall be issued for such consideration or considerations as the Board of Directors of the Corporation ("Board of Directors") may from time to time determine.

         B.       PREFERRED STOCK.

                  General. The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the Preferred Stock, the establishment of different series of Preferred Stock, and the variations in the relative rights and preferences as between different series shall be established by the Board of Directors in accordance with the Colorado Business Corporation Act. Except for such voting powers with respect to the election of directors or other matters as may be stated in the resolutions of the Board of Directors creating any series of Preferred Stock, or as otherwise provided herein, the holders of any such series shall have no voting power whatsoever. Holders of Preferred Stock shall not have the right to cumulate their votes in the election of directors except to the extent those rights are specifically granted in resolutions of the Board of Directors creating any series of Preferred Stock.

                  Series Previously Created. This Corporation has previously designated four series of its Preferred Stock referred to herein as "Series A Stock," "Series B Stock," "Series C Stock," and "Series CC Stock," as follows:

                  On July 21, 1999, the Board of Directors designated ONE MILLION (1,000,000) shares of Preferred Stock as "SERIES A CONVERTIBLE PREFERRED STOCK" (also referred to herein as "Series A Stock").

                  On December 7, 1999, the Board of Directors designated EIGHT HUNDRED THOUSAND (800,000) shares of Preferred Stock as "SERIES B CONVERTIBLE PREFERRED STOCK" (ALSO REFERRED TO HEREIN AS "Series B Stock").

                  On September 14, 2000, the Board of Directors designated ONE MILLION THREE HUNDRED THIRTY-THREE THOUSAND THREE HUNDRED THIRTY-THREE (1,333,333) shares of Preferred Stock as "SERIES C CONVERTIBLE PREFERRED STOCK" (also referred to herein as "Series C Stock") of which 238,469 shares were issued. All of the issued shares of Series C Stock have subsequently been returned to the Corporation and cancelled, and which cancellation reduced the total number of shares of authorized preferred stock prior to the adoption of these amended and restated articles of incorporation.

                  On January 5, 2001, the Board of Directors designated FIVE HUNDRED THOUSAND (500,000) shares of Preferred Stock as "SERIES CC CONVERTIBLE PREFERRED STOCK" (also referred to herein as "Series CC Stock").

                  As a result of the foregoing, as of the date of these amended and restated articles of incorporation, there are 10,000,000 shares of Preferred Stock authorized, including 1,000,000 shares constituting the Series A Stock, of which 225,000 shares are issued and outstanding, 800,000 shares constituting the Series B Stock, of which


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688,586 shares are issued and outstanding and 500,000 shares of Series CC Stock, of which 192,739 shares are issued and outstanding, with preferences as set forth in the following paragraphs.

                  Preferences of Series A Stock, Series B Stock, and Series CC Stock. The voting powers, preferences, optional or other special rights and qualifications, limitations or restrictions of the Series A Stock, the Series B Stock and the Series CC Stock shall be as follows:

                  1.       DIVIDENDS.

                           (A)      GENERALLY.

                                    (I) Each  holder  of  outstanding  shares of
Series A Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, cumulative dividends at the annual rate of $0.80 per share (the "Series A Preferential Dividend"), accruing quarterly at the end of each calendar quarter, and compounded annually, whether or not earned or declared, payable in shares of Series A Stock at the rate of one share for each $10.00 of such accrued Series A Preferential Dividend during each fiscal year of the Corporation, and in preference to any declaration or payment (payable other than in Common Stock) on Common Stock, Series B Stock or Series CC Stock..

No cash dividends shall be declared and paid on the Common Stock or any other equity security of the Corporation that is not by its terms expressly senior to the Series A Stock as to the payment of dividends unless a like cash dividend amount has been paid to the Series A Stock on an as converted basis. Notwithstanding anything to the contrary hereunder, however, upon the conversion of any share of Series A Stock, all such Series A Preferential Dividend accrued thereon shall be paid upon such conversion whether or not such Series A Preferential Dividend has been declared by the Board of Directors.

                                    (II)  Subject to the  preferential  dividend
rights of the holders of the Corporation's Series A Stock and the holders of any other series of Preferred Stock that, by its terms, is senior to the Series B Stock as to the payment of dividends, each holder of outstanding shares of Series B Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, non-cumulative dividends at the annual rate of $1.40 per share (the "Series B Preferential Dividend"), and in preference to any declaration or payment (payable other than in Common Stock) of dividends with respect to the Common Stock.

No cash dividends shall be declared and paid on the Common Stock or any other equity security of the Corporation except the Series A Stock and any other series of Preferred Stock created that is by its terms expressly senior to the Series B Stock as contemplated above unless a like cash dividend amount has been paid to the Series B Stock on an as converted basis.

                                    (III) Subject to the  preferential  dividend
rights of the holders of the Corporation's Series A Stock, Series B Stock and any other series of Preferred Stock that, by its terms, is senior to the Series CC Stock as to the payment of dividends, each holder of outstanding shares of Series CC Stock shall be entitled to receive, when and if declared by the Board of Directors and out of any funds legally available therefor, cumulative dividends at the annual rate of $3.60 per share (the "Series CC Preferential Dividend"), and in preference to any declaration or payment (payable other than in Common Stock) of dividends with respect to the Common Stock.

No cash dividends shall be declared and paid on the Common Stock or any other equity security of the Corporation except the Series A Stock, Series B Stock and any other series of Preferred Stock created that is by its terms expressly senior to the Series CC Stock as contemplated above unless a like cash dividend amount has been paid to the Series CC Stock on an as converted basis.

                           (b) PAYMENT OTHER THAN CASH. If the Corporation shall
declare a distribution payable in securities of persons other than the Corporation, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights to purchase any such securities or evidences of


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indebtedness,  then, in each such case, the holders of Series A Stock,  Series B
Stock and Series CC Stock shall be entitled to a proportionate share of any such distribution as though the holders of such Preferred Stock were the holders of the number of shares of Common Stock of the Corporation into which their respective shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of the Corporation who are entitled to receive such distribution.

                           (C) DIVIDEND  ADJUSTMENT.  The Series A  Preferential
Dividend, the Series B Preferential Dividend and the Series CC Preferential Dividend shall each be appropriately adjusted for any stock splits, dividends, combinations, recapitalizations and the like ("Appropriately Adjusted").

                           (D) FURTHER SERIES.  Notwithstanding  anything in the
foregoing, the Board of Directors has the authority pursuant to the foregoing and to the Colorado Business Corporation Act to create additional series of Preferred Stock that are (as to the payment of dividends) senior to, junior to, or in pari passu with any authorized series of Preferred Stock, including the Series A Stock, the Series B Stock, the Series CC Stock and any series authorized hereafter except to the extent the resolutions creating any series authorized hereafter specifically prohibits the creation of any series senior to or in pari passu with such series as to the payment of dividends (whether such dividends are payable in cash or other than cash).

                  2.       PREFERENCE ON LIQUIDATION.

                           (A)  PREFERENCE  PRICE.  Except  upon a "Series A and
Series B Qualified Liquidation Event" (as hereinafter defined) with respect to the Series A Stock and the Series B Stock and except upon a "Series CC Qualified Liquidation Event" (as hereinafter defined) with respect to the Series CC Stock (and except to the extent that the Board of Directors, pursuant to the authority granted above and pursuant to the Colorado Business Corporation Act has created a series of Preferred Stock that is senior to the Series A Stock, the Series B Stock, or the Series CC Stock in the liquidation, dissolution, or winding up of this Corporation), in the event of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary:

                                    (I) The holders of the outstanding shares of
Series A Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, before payment is made in respect of the shares of Common Stock, Series B Stock or Series CC Stock or any other equity security of the Corporation not expressly senior to the Series A Stock as to its liquidation preference, in an amount equal to $10.00 per share (Appropriately Adjusted), together with an amount equal to the greater of (A) eight percent (8%) of such $10.00 compounded annually at the rate of 8% for each year (or fraction thereof) after the date of the issuance of each such share of Series A Stock, less the amount, if any, of any cash dividends actually paid to the Series A Stock through the date of liquidation, or (B) any declared and unpaid dividends thereon ( the "Series A Preference Price");

                                    (II) The holders of the  outstanding  shares
of Series B Stock and the Series CC Stock shall be entitled, on a pari passu basis, to be paid out of the assets of the Corporation available for distribution to its shareholders, whether from capital, surplus funds or earnings, after payment of the Series A Preference Price and before any payment is made in respect of the shares of Common Stock or any other equity security of the Corporation not expressly senior to the Series B Stock and Series CC Stock as to its liquidation preference, (with respect to the Series B Stock) in an amount equal to $17.50 per share (Appropriately Adjusted), together with any declared and unpaid dividends thereon (the "Series B Preference Price"), and (with respect to the Series CC Stock) in an amount equal to $45.00 per share (Appropriately Adjusted), together with an amount equal to eight percent (8%) of such $45.00 at the rate of 8% for each year (or fraction thereof) after the date of the issuance of each such share of Series CC Stock, less the amount, if any, of any cash dividends actually paid to the Series CC Stock through the date of liquidation (but not less than zero) (the "Series CC Preference Price");

                                    (III)   After   payment   of  the  Series  B
Preference Price to the holders of Series B Stock, and payment of the Series CC Preference Price to the holders of Series CC Stock, the holders of outstanding shares of Series B Stock and Common Stock shall be paid, on a pro rata as-converted basis, from the remaining assets of the Corporation until such time that the holders of outstanding shares of Series B Stock shall have received, including any payment of the Series B Preference Price, $30.00 per share of Series B Stock (Appropriately


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Adjusted) ( the "Series B  Liquidation  Amount") and no further  payment will be made to the holders of the Series CC Stock; and

                                    (IV)  After  payment in full of the Series A
Preference Price, the Series B Liquidation Amount and the Series CC Preference Price as described hereinabove, the remaining assets of the Corporation shall be distributed ratably solely among the holders of the outstanding shares of Common Stock in an equal amount per share.

                           (B)  PARTIAL  PAYMENT.  Upon  any  such  liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary:

                                    (I)  If  the   assets  of  the   Corporation
available for distribution to its shareholders shall be insufficient to pay in full the Series A Preference Price required to be paid to the holders of the outstanding shares of Series A Stock, then all assets of the Corporation legally available for distribution to the holders of equity securities, after payment in full of any liquidation preference payable to holders of shares of a series of Preferred Stock as may be designated by the Board of Directors after the Filing Date that is by its terms senior to the Series A Stock, shall be distributed ratably among the holders of the outstanding shares of Series A Stock (and the holders of any Preferred Stock that by its terms is to be treated in pari passu with the Series A Stock) in proportion to the Series A Preference Price upon liquidation that each Series A Stock holder is otherwise entitled to receive;

                                    (II) If, upon  payment in full of the Series
A Preference and any liquidation preference of any series of Preferred Stock as may be designated by the Board of Directors after the Filing Date that is by its terms senior to the Series B Stock and the Series CC Stock, the remaining assets shall be insufficient to pay the holders of the Series B Stock and the Series CC Stock their full respective Preference Price, then all of the remaining assets of the Corporation legally available for distribution to the holders of equity securities shall be distributed ratably to the holders of the Series B Stock and Series CC Stock (and the holders of any Preferred Stock that by its terms is to be treated in pari passu with the Series B Stock and the Series CC Stock) in proportion to the respective amounts which would be payable on the shares held by them if the respective Preference Price were paid in full. Each share of Series B Stock and each share of Series CC Stock shall rank on parity with each other share of Series B Stock and Series CC Stock without regard to distributions on the liquidation, dissolution or winding up of the Corporation, and no amount shall be paid or set apart for payment on the shares of the Series B Stock or the shares of Series CC Stock unless at the same time amounts in like proportion to the respective Preference Prices of the Series CC Stock or Series B Stock, as the case may be, then outstanding shall be paid or set apart.

                           (C)  CERTAIN  TRANSACTIONS.  The  following  shall be
deemed to be a liquidation, dissolution or winding up within the meaning of this
Section 2 with  respect  to the  Series A Stock,  Series B Stock  and  Series CC
Stock: (A) a sale of all or substantially  all of the  Corporation's  assets; or
(B) a consolidation, merger or reorganization of the Corporation with or into any other corporation or corporations if the Corporation's shareholders do not control a majority of the outstanding voting securities of such consolidated, merged or reorganized corporation(s). The Corporation shall provide written notice of each of the above transactions to each holder of Preferred Stock at least ten (10) days prior to such transaction in accordance with Section 4(n) (below), although the failure to provide such notice shall not invalidate such transaction.

                           (D) LIQUIDATION  ADJUSTMENT.  The Series A Preference
Price, the Series B Preference Price, the Series B Liquidation Amount and the Series CC Preference Price shall each be Appropriately Adjusted.

                           (E) FURTHER SERIES.  Notwithstanding  anything in the
foregoing, the Board of Directors has the authority pursuant to the foregoing and to the Colorado Business Corporation Act to create additional series of Preferred Stock that are (as to the rights of such series following any liquidation, dissolution, or winding up of this Corporation) senior to, junior to, or in pari passu with any authorized series of Preferred Stock or the Common Stock, including any series authorized hereafter except to the extent the resolutions creating any series authorized hereafter specifically prohibits the creation of any series senior to or in pari passu with such series as to the rights of such series in the event of any liquidation, dissolution, or winding up of this Corporation.


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

                  3.       VOTING.

                           (A) GENERALLY. Except as otherwise required by law or
expressly provided herein, each share of Series A Stock, Series B Stock and Series CC Stock shall be entitled to vote on all matters submitted or required to be submitted to a vote of the shareholders of the Corporation and shall be entitled to the number of votes equal to the number of whole shares of Common Stock into which such shares of Preferred Stock are convertible pursuant to the provisions hereof, at the record date for the determination of shareholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. In each such case, except as otherwise required by law or expressly provided herein, the holders of shares of Series A Stock, Series B Stock and Series CC Stock and the holders of Common Stock shall vote together and not as separate classes.

                           (B) SPECIAL VOTING FOR THE ELECTION OF DIRECTORS. The
Board of Directors shall be elected as follows:

                                    (I) So long as at least One Hundred Thousand
(100,000) shares of Series A Stock are issued and outstanding (Appropriately Adjusted), the holders of Series A Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the 'Board of Directors;

                                    (II)  So  long  as  at  least  Two   Hundred
Thousand (200,000) shares of Series B Stock are issued and outstanding (Appropriately Adjusted), the holders of Series B Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the Board of Directors;

                                    (III)  So  long  as  at  least  One  Hundred
Thousand (100,000) shares of Series CC Stock are issued and outstanding (Appropriately Adjusted), the holders of Series CC Stock shall be entitled, voting as a separate class, to elect one (1) and only one (1) member to the 'Board of Directors;

                                    (IV) The remaining authorized members of the
Board of Directors not entitled to be elected by any series of Preferred Stock then outstanding from time to time shall be elected by the holders of Common Stock.

                           (C) REMOVALS OR RESIGNATIONS.  Any vacancy created on
the Board of Directors shall be filled by a successor Director who shall be elected in a manner by which his or her predecessor was elected as provided above. Any Director who has been elected to the Board of Directors as provided above may be removed during his term of office in accordance with the Business Corporation Act of the State of Colorado, and any vacancy thereby created shall be filled as provided in this subparagraph.

                           (D) FURTHER SERIES.  Notwithstanding  anything in the
foregoing, the Board of Directors has the authority pursuant to the foregoing and to the Colorado Business Corporation Act to create additional series of Preferred Stock which are (as to the rights of such series to vote) senior to, junior to, or in pari passu with any authorized series of Preferred Stock or the Common Stock, including any series authorized hereafter except to the extent the resolutions creating any series authorized hereafter specifically prohibits the creation of any series senior to or in pari passu with such series as to the right to vote.

                  4. CONVERSION. The holders of the outstanding shares of Series A Stock, Series B Stock and Series CC Stock shall have the following conversion rights (the "Conversion Rights"):

                           (A)      RIGHT TO CONVERT.

                                    (I) Each  share of  Series A Stock  shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Corporation's shares into that number of shares of Common Stock which is equal to the quotient obtained by dividing $10.00 for each share of Series A Stock by the Series A Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series A Stock shall be $2.00 (as adjusted from time to time


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as herein  provided  from and after the date shares of Series A Stock were first issued, the "Series A Conversion Price");

                                    (II) Each  share of Series B Stock  shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Corporation's shares into that number of shares of Common Stock which is equal to the quotient obtained by dividing $17.50 for each share of Series B Stock by the Series B Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series B Stock shall be $1.75 (as adjusted from time to time as herein provided from and after the date that shares of Series B Stock were first issued, the "Series B Conversion Price"); and

                                    (III) Each share of Series CC Stock shall be
convertible, at the option of the holder thereof, at any time after the date of issuance of such shares, at the office of the Corporation or any transfer agent for the Corporation's shares into that number of shares of Common Stock which is equal to the quotient obtained by dividing the Series CC Preference Price then in effect for each share of Series CC Stock by the Series CC Conversion Price (as such term is hereinafter defined) in effect immediately prior to the time of such conversion. The initial price at which shares of Common Stock shall be deliverable upon conversion of shares of Series CC Stock shall be $0.75 (as adjusted from time to time as herein provided, the "Series CC Conversion Price").

                           (B)   MECHANICS   OF   CONVERSION.   Each  holder  of
outstanding shares of Series A Stock, Series B Stock or Series CC Stock who desires to convert the same into shares of Common Stock shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Corporation's shares and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the series and number of shares of Preferred Stock being converted. Thereupon, the Corporation shall issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay all declared but unpaid dividends on the shares being converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates representing the shares to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

                           (C) ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS.  If
the Corporation at any time or from time to time after the date that these Amended and Restated Articles of Incorporation were filed with the Colorado Secretary of State (the "Filing Date") effects a division of the outstanding shares of Common Stock, the Series A Conversion Price, Series B Conversion Price and Series CC Conversion Price (together, the "Preferred Stock Conversion Prices" or singly, each a "Preferred Stock Conversion Price") shall be proportionately decreased and, conversely, if the Corporation at any time, or from time to time, after the Filing Date combines the outstanding shares of Common Stock, each Preferred Stock Conversion Price shall be proportionately increased. Any adjustment under this Section 4(c) shall be effective on the close of business on the date such division or combination becomes effective.

                           (D)    ADJUSTMENT    FOR   CERTAIN    DIVIDENDS   AND
DISTRIBUTIONS. If the Corporation at any time or from time to time after the Filing Date pays or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution in the form of shares of Common Stock, or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event the Preferred Stock Conversion Prices shall be decreased, as of the time of such payment or, in the event a record date is fixed, as of the close of business on such record date, by multiplying each Preferred Stock Conversion Price by a fraction

                  (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to the time of such payment or the close of business on such record date and


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                  (B)      the  denominator  of  which  shall  be (A) the  total
                           number  of  shares   of  Common   Stock   outstanding
                           immediately prior to the time of such payment or the close of business on such record date plus (B) the number of shares of Common Stock issuable in payment of such dividend or distribution or upon exercise of such option or right of conversion;

provided, however, that if a record date is fixed and such dividend is not fully paid or such other distribution is not fully made on the date fixed therefor, the Preferred Stock Conversion Prices shall not be decreased as of the close of business on such record date as hereinabove provided as to the portion not fully paid or distributed and thereafter each Preferred Stock Conversion Price shall be decreased pursuant to this Section 4 as of the date or dates of actual payment of such dividend or distribution.

                           (E)    ADJUSTMENTS    FOR   OTHER    DIVIDENDS    AND
DISTRIBUTIONS. If the Corporation at any time or from time to time after the Filing Date pays, or fixes a record date for the determination of holders of shares of Common Stock entitled to receive, a dividend or other distribution in the form of securities of the Corporation other than shares of Common Stock or rights or options for the purchase of, or securities convertible into, Common Stock, then in each such event provision shall be made so that the holders of outstanding shares of Series A Stock, Series B Stock and Series CC Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their respective shares of Preferred Stock been converted into shares of Common Stock on the date of such event and had such holders thereafter, from the date of such event to and including the actual date of conversion of their shares, retained such securities, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holders of the outstanding shares of Series A Stock, Series B Stock and Series CC Stock.

                           (F)  ADJUSTMENT  FOR  RECLASSIFICATION,  EXCHANGE AND
SUBSTITUTION. If, at any time or from time to time after the Filing Date, the number of shares of Common Stock issuable upon conversion of the shares of Series A Stock, Series B Stock and Series CC Stock is changed into the same or a different number of shares of any other class or classes of stock or other securities, whether by recapitalization, reclassification or otherwise (other than a recapitalization, division or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 4 or in Section 2 of these Amended and Restated Articles of Incorporation), then in any such event each holder of outstanding shares of Series A Stock, Series B Stock or Series CC Stock shall have the right thereafter to convert such shares of Preferred Stock into the same kind and amount of stock and other securities receivable upon such recapitalization, reclassification or other change, as the maximum number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

                           (G) REORGANIZATIONS, MERGERS, CONSOLIDATIONS OR SALES
OF ASSETS. If, at any time or from time to time after the Filing Date, there is

                  (A) a capital reorganization of the Common Stock (other than a recapitalization, division, combination, reclassification or exchange of shares provided for elsewhere in this Section 4 or in Section 2 of these Amended and Restated Articles of Incorporation) or

                  (B) a merger or consolidation of the Corporation into or with another corporation or a sale of all or substantially all of the Corporation's properties and assets to any other person,

then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the holders of outstanding shares of Series A Stock, Series B Stock and Series CC Stock shall thereafter receive upon conversion thereof the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of the number of shares of Common Stock into which their shares of Preferred Stock were convertible would have been entitled on such capital reorganization, merger, consolidation or sale.

In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holders of the outstanding shares of Series A Stock, Series B Stock and Series CC Stock after the capital reorganization, merger, consolidation, or sale to the end that the provisions of this Section 4 (including adjustment of each Preferred Stock Conversion Price and the number of shares into which such shares of Preferred Stock may be converted) shall be applicable after that event and be as nearly equivalent to such Preferred Stock Conversion Prices and number of shares as may be practicable.

                           (H)      SALE OF SHARES BELOW CONVERSION PRICE.

                                    (i) If,  at any  time  or from  time to time
after the Filing Date, the Corporation issues or sells, or is deemed by the express provisions of this Section 4(h) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined) for an Effective Price (as hereinafter defined) less than any then current Preferred Stock Conversion Price, other than as a dividend or other distribution on any class of stock as provided in Section 4(d) above or upon a division or combination of shares of Common Stock as provided in Section 4(c) above, then, in any such event, each such Preferred Stock Conversion Price shall be reduced, as of the close of business on the date of such issuance or sale, to an amount determined by multiplying the Preferred Stock Conversion Price by a fraction

                  (A) the numerator of which shall be (x) the number of shares of Common Stock outstanding at the close of business on the day immediately preceding the date of such issuance or sale, plus (y) the number of shares of Common Stock which the aggregate consideration received (or by the express provisions hereof deemed to have been received) by the Corporation for the total number of Additional Shares of Common Stock so issued or sold would purchase at such Preferred Stock Conversion Price, and

                  (B) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance or sale after giving effect to such issuance or sale of Additional Shares of Common Stock.

For the purpose of the calculation described in this Section 4(h), the number of shares of Common Stock outstanding shall include, in addition to the number of shares of Common Stock actually outstanding, the number of shares of Common Stock into which the then outstanding shares of Series A Stock, Series B Stock and Series CC Stock could be converted if fully converted on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock; and the number of shares of Common Stock which would be obtained  through  the  exercise  or  conversion  of  all  rights,  options  and
Convertible Securities (as hereinafter defined) outstanding on the day immediately preceding the issuance or sale or deemed issuance or sale of Additional Shares of Common Stock.

                                    (II)  For  the   purpose   of   making   any
adjustment required under this Section 4(h), the consideration received by the Corporation for any issuance or sale of securities shall

                  (A) to the extent it consists of property other than cash, be the fair value of that property as reasonably determined in good faith by a disinterested majority of the Board of Directors; and

                  (B) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be the portion of the consideration so received reasonably determined in good faith by a disinterested majority of the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

                                    (III)  For  the  purpose  of the  adjustment
required under this Section 4(h), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as

"Convertible Securities") and if the Effective Price (as defined in Section 4(h)(v) below) of such Additional Shares of Common Stock is less than any then current Preferred Stock Conversion Price, the Corporation shall be deemed to have issued, at the time of the issuance of such rights, options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration therefor an amount equal to

                  (A) the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities plus

                  (B) in the case of such rights or options, the minimum amount of consideration, if any, payable to the Corporation upon the exercise of such rights or options or, in the case of Convertible Securities, the minimum amount of consideration, if any, payable to the Corporation upon the conversion thereof.

Thereafter, no further adjustment of such Preferred Stock Conversion Price shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities.

         If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire or otherwise terminate without having been exercised, the subject Preferred Stock Conversion Price shall thereafter be the Preferred Stock Conversion Price that would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and were issued or sold for the consideration actually received by the Corporation upon such exercise plus

                  (A) the consideration, if any, actually received for the granting of all such rights or options, whether or not exercised,

                  (B)      the  consideration,  if  any,  actually  received  by
                           issuing  or  selling   the   Convertible   Securities
                           actually converted; and

                  (C) the consideration, if any, actually received on the conversion of such Convertible Securities.

However, if any such rights or options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Corporation, upon the exercise, conversion or exchange thereof, the Conversion Price for the Preferred Stock, and any subsequent adjustments based thereon, shall upon any such increase or decrease becoming effective be recomputed to reflect such increase or decrease insofar as it affects such rights, options or the rights of conversion or exchange under such Convertible Securities.

                                    (IV)  For  the  purpose  of  any  adjustment
required under this Section 4(h), if the Corporation issues or sells any rights or options for the purchase of Convertible Securities and if the Effective Price of the Additional Shares of Common Stock underlying such Convertible Securities is less than any then current Preferred Stock Conversion Price, then in each such event the Corporation shall be deemed to have issued at the time of the issuance of such rights or options the maximum number of Additional Shares of Common Stock issuable upon conversion of the total number of Convertible Securities covered by such rights or options (as set forth in the legal instruments setting forth the terms of such Convertible Securities) and to have received as consideration for the issuance of such Additional Shares of Common Stock an amount equal to the amount of consideration, if any, received for the issuance of such rights or options plus (A) the minimum amount of consideration, if any, payable upon the exercise of such rights or options and (B) the minimum amount of consideration, if any, payable upon the conversion of such Convertible Securities.

No further adjustment of such Preferred Stock Conversion Price shall be made as a result of the actual issuance of the Convertible Securities upon the exercise of such rights or options or upon the actual issuance of Additional

Shares of Common Stock upon the conversion of such Convertible Securities. The provisions of Section D.8.(iii) for the adjustment of the Preferred Stock
Conversion Prices upon the expiration of rights or options or the rights of conversion of Convertible Securities shall apply mutatis mutandis upon the expiration of the rights, options and Convertible Securities referred to in this
Section 4(h)(iv).

                                    (V)  "Additional  Shares  of  Common  Stock"
shall mean all shares of Common  Stock  issued or deemed to be issued under this
Section 4(h) after the Filing Date, other than

                  (A) shares of Common Stock issued upon conversion of the shares of Preferred Stock;

                  (B)      shares  of  Common  Stock (or  options,  warrants  or
                           rights therefor) granted or issued hereafter to employees, officers, directors, contractors, consultants or advisers to, the Corporation or any subsidiary pursuant to incentive agreements, stock purchase or stock option plans, stock bonuses or awards, warrants, contracts or other arrangements that are approved by the Board of Directors;

                  (C) securities issued by the Corporation representing in the aggregate five percent (5%) or less of the then outstanding shares of Common Stock, on a fully-diluted basis, to contractors, consultants, advisors to, or vendors of, the Corporation or in connection with any credit, financing or leasing agreements or similar instruments with equipment lessors or other persons providing equipment lease or other equipment financing;

                  (D) securities issued in connection with or pursuant to the acquisition of all or any portion of another company by the Corporation whether by merger or any other reorganization or by the purchase of all or any portion of the assets of another company, pursuant to a plan, agreement or other arrangement approved by the Board of Directors;

                  (E)      securities   issued  to  or  in  connection  with  an
                           arrangement or venture with a strategic partner of the Corporation, provided such issuance is unanimously approved by the Board of Directors;

                  (F) shares of Common Stock or Preferred Stock issued or issuable upon the exercise of any warrants, options or other rights that are outstanding as of the Filing Date (or issued or issuable after the reissuance of any such expired or terminated options, warrants or rights and net of any such issued shares repurchased by the Corporation);

                  (G) the reissuance or assignment by the Corporation of any shares of Common Stock outstanding as of the Filing Date to a different person from the holder of such shares;

                  (H) securities issued pursuant to any anti-dilution rights of the holders of Preferred Stock or warrants to purchase securities of the Corporation that are outstanding as of the Filing Date;

                  (I) shares of Common Stock issued in a public offering by the Corporation in which all shares of Preferred Stock are automatically converted into shares of Common Stock; and

                  (J) shares of Common Stock issued by way of dividend or other distribution on shares of Preferred Stock, Common Stock or other securities excluded from the definition of Additional Shares of Common Stock by the foregoing clauses (A), (B), (C), (D), (E), (F),
                           (G), (H), (I) and this clause (J).

The "Effective Price" of Additional Shares of Common Stock shall mean the quotient obtained by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, under this Section 4(h) into the aggregate consideration received, or deemed to have been received for such Additional Shares of Common Stock.

                           (I) CERTIFICATE OF ADJUSTMENT. Upon the occurrence of
each adjustment or readjustment of any Preferred Stock Conversion Price, the Corporation, at its sole expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock affected by the adjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.

                           (J)  NOTICES  OF  RECORD  DATE.  In the  event of any
taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution or any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of shares of Series A Stock, Series B Stock and Series CC Stock at least twenty
(20) days prior to the record date specified therein, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution;
(ii) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up, is expected to become effective and the specific details thereof; and (iii) the date, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

                           (K)      AUTOMATIC CONVERSION.

                                    (I)  "QUALIFIED   LIQUIDATION  EVENT."  Each
share of Series A Stock, Series B Stock and Series CC Stock shall automatically be converted into shares of Common Stock based upon its respective Preferred Stock Conversion Price upon

                  (A) the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offering and sale of shares of Common Stock for the account of the Corporation (other than a registration statement effected solely to implement an employee benefit plan, a transaction in which Rule 145 of the Securities and Exchange Commission is applicable or any other form or type of registration in which the shares of Common Stock issuable upon conversion of the shares of Preferred Stock cannot be included pursuant to the Securities and Exchange Commission rules or practices) which results in aggregate gross cash proceeds to the Corporation of at least $15,000,000 at a per share price equal to at least $5.00 (Appropriately Adjusted) and an aggregate value of the Corporation immediately prior to the offering of at least $40,000,000, in the case of the Series A Stock and Series B Stock, and of at least
                           $150,000,000, in the case of the Series CC Stock which aggregate value shall be determined by multiplying (x) the number of outstanding shares of Common Stock of the Corporation, on a fully-diluted, as-converted basis, immediately prior to the offering, times (y) the initial per share price of the Corporation's Common Stock as offered to the public in the offering, or

                  (B) (x) a merger or consolidation of the Corporation with or into another corporation or entity, or (y) the sale of all or substantially all of the Corporation's properties and assets, or (z) a sale of the shares of the Corporation's Common Stock, in each circumstance in which each holder of Preferred Stock concurrently receives cash and/or marketable securities in an aggregate amount equal to at least $5.00 per share of Series A Stock and Series B Stock (Appropriately Adjusted) and $100.00 per share of Series CC Stock (Appropriately Adjusted) if such event occurs on or before March 31, 2002, or $7.00 per share of Series A Stock and Series B Stock (Appropriately Adjusted) and $150.00 per share of Series CC Stock (Appropriately Adjusted) if such event occurs after March 31, 2002, and the aggregate gross consideration received by the Corporation and/or its shareholders is, with respect to the Series A Stock and Series B Stock, at least $40,000,000 (each a "Series A and Series B Qualified Liquidation Event"), or, with respect to the Series CC Stock, at least $100,000,000 (each a "Series CC Qualified Liquidation Event").

                                    (II)  QUALIFIED  LIQUIDITY  MILESTONE.  Each
share of Series A Stock, Series B Stock and Series CC Stock shall automatically be converted into shares of Common Stock based upon its Preferred Stock Conversion Price effective as of the first date on which the Corporation's Common Stock is qualified for listing and is trading on the NASDAQ - National
Market System ("NMS") or the New York Stock Exchange ("NSYE") and the Corporation has had, for any three consecutive months (a "Quarter"), (i) average trading volume of at least 25,000 shares per trading day, and (ii) an average daily high-bid and low-ask price, if the shares are listed and traded on the NMS, or closing price, if the shares are listed and traded on the NYSE, during such Quarter of at least $5.00 per share (Appropriately Adjusted), if such Quarter commences on or before April 1, 2002, or $7.00 per share (Appropriately Adjusted), if such Quarter commences after April 1, 2002.

                                    (III) UPON VOTE OF 75% OF SERIES A STOCK AND
66-2/3% OF SERIES B STOCK OR SERIES CC STOCK.

                  (A) Each share of Series A Stock shall automatically be converted into shares of Common Stock based upon the Series A Conversion Price then applicable upon the affirmative vote of the holders of at least seventy-five percent (75%) of the outstanding shares of Series A Stock.

                  (B) Each share of Series B Stock shall automatically be converted into shares of Common Stock based upon the Series B Conversion Price then applicable upon the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of the Series B Stock.

                  (C) Each share of Series CC Stock shall automatically be converted into shares of Common Stock based upon the Series CC Conversion Price then applicable upon the affirmative vote of at least sixty-six and two thirds percent (66-2/3%) of the outstanding shares of the Series CC Stock.

Upon the occurrence of an event specified in this Section 4(k) resulting in the automatic conversion of the Series A Stock, the Series B Stock and/or the Series CC Stock, the outstanding shares of each such series of Preferred Stock shall be converted into outstanding shares of Common Stock, whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent. Upon the automatic conversion of the outstanding shares of each such series of Preferred Stock, the Corporation shall notify the holders of the outstanding shares of each such series of Preferred Stock and thereafter such holders shall surrender the certificates representing such shares at the office of the Corporation or any transfer agent for the shares. Thereupon there shall be issued and delivered to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the surrendered shares of Preferred Stock of such holder were convertible on the date on which such automatic conversion occurred.

                           (l) FRACTIONAL SHARES. No fractional shares of Common
Stock shall be issued upon conversion of the shares of Series A Stock, Series B Stock or Series CC Stock. In lieu of any fractional share to which the holder of such shares would otherwise be entitled, the Corporation shall pay cash equal to the product of (i) such fraction multiplied by (ii) the fair market value of one share of such series of Preferred Stock on the date of conversion, as determined in good faith by a disinterested majority of the Board of Directors.

                           (M)  RESERVATION OF STOCK  ISSUABLE UPON  CONVERSION.
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Preferred Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Preferred Stock, the Corporation shall take such action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

                           (N) NOTICES. Any notice required by the provisions of
this Section 4 to be given to a holder of shares of Preferred Stock shall be deemed given upon actual receipt or if receipt is refused or does not occur, then the second attempted delivery as evidenced by appropriate third-party commercial documentation (i.e., Postal Service, Federal Express, etc.).

                           (O) NO DILUTION OR IMPAIRMENT.  The Corporation shall
not amend its Articles of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the rights of the holders of the shares of Preferred Stock against dilution (as contemplated herein) or other impairment of their rights. This Section 4(o) does not, however, prevent or preclude the Board of Directors from designating any series of Preferred Stock with preferences that are senior to or in pari passu with the Series A Stock, the Series B Stock, or the Series CC Stock.

                  5. NO RE-ISSUANCE. No share or shares of Series A Stock, Series B Stock or Series CC Stock acquired by the Corporation by reason of redemption, purchase or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares that the Corporation shall be authorized to issue.

         C.       COMMON STOCK.

                  1. ISSUANCE. The Common Stock may be issued from time to time in one or more classes or series in any manner permitted by law, as determined by the Board of Directors and stated in the resolution or resolutions providing for issuance thereof. Each class or series shall be appropriately designated, prior to issuance of any shares thereof, by some distinguishing letter, number or title. All shares of each class or series of Common Stock shall be alike in every particular and shall be of equal rank and have the same power, preferences and rights, and shall be subject to the same qualifications, limitations and voting restrictions, if any.

                  2. VOTING POWERS. The Common Stock may have such voting powers (full, limited, contingent or no voting powers), such designations, preferences and relative, participating, optional or other special rights, and be subject to such qualifications, limitations and restrictions, as the Board of Directors shall determine by resolution or resolutions. Unless otherwise resolved by the Board of Directors at the time of issuing Common Shares,

                  (i) each Common Stock share shall be of the same class, without any designation, preference or relative, participating, optional or other special rights, and subject to no qualification, limitation or restriction, and

                  (ii) other than as described elsewhere herein, Common Shares shall have unlimited voting rights, including but not limited to the right to vote in elections for directors, and each holder of record of Common Shares entitled to vote shall have one vote for each share of stock standing in his name on the books of the Corporation and entitled to vote.

Cumulative voting shall not be allowed in the election of directors or as to any other matter presented for shareholder approval.

                  3. DIVIDENDS. After the requirements with respect to preferential dividends, if any, on Preferred Stock, and after the Corporation shall have complied with all requirements, if any, with respect to the setting


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

aside of sums in a sinking fund for the purchase or redemption of shares of any class or series of Preferred Stock, then and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law, such dividends as may be declared from time to time by the Board of Directors.

                  4. DISSOLUTION OR LIQUIDATION. After distribution in full of the preferential amount, if any, to be distributed to the holders of Preferred Stock, in the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, the holders of Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock respectively held by them.

                  5. CONVERTIBILITY. Common Shares or other shares of any class or series may be made convertible or exchangeable for, at the option of the Corporation or the holder or upon the occurrence of a specified event, shares or any other class or classes or any other series of the same or any other class or classes of shares of the Corporation, at such price or prices or at such rate or rates of exchange and with such adjustments as shall be set forth in the resolution or resolutions providing for the issuance of such convertible or exchangeable shares adopted by the Board of Directors.

                  6. REDEEMABILITY. Common Shares may be made redeemable at the option of the Corporation, of the holder thereof, of another person, or upon the occurrence of a designated event, if and to the extent now or subsequently allowed by the Colorado Business Corporation Act, as such law may subsequently be amended, and the terms and conditions of redemption, including the date or dates upon or after which they shall be redeemable, the amount per share payable in case of redemption and any variance in the amount or amounts payable, among other terms, conditions and limitations which may be imposed, may be fixed and established by the Board of Directors in the resolution or resolutions authorizing the issuance of redeemable Common Shares.

         D. STATUS OF CERTAIN SHARES. Shares of Preferred Stock or Common Stock or other shares that have been redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been reacquired in any other matter, shall have the status of authorized and unissued shares and may be reissued by the Board of Directors as shares of the same or any other series, unless otherwise provided herein or in the resolution authorizing and establishing the shares.

         E. DENIAL OF PREEMPTIVE RIGHTS. No holder of any shares of the Corporation shall be entitled as a matter of right to subscribe for or purchase any part of any new or additional issue of stock of any class or of securities convertible into or exchangeable for stock of any class, whether now or hereafter authorized or whether issued for money, for a consideration other than money, or by way of dividend.

         F.       VOTING MATTERS.

                  1. DEFINITIONS. Whenever the term "total voting power" appears in this Section F of Article THIRD and except as may be otherwise limited in Section B.3 of this ARTICLE THIRD, it shall mean all shares of the Corporation entitled to vote at a meeting or on a question presented for shareholder approval, and of every class or series of shares entitled to vote by class or series. Whenever the term "votes cast" appears in this Section F of Article THIRD and except as may be otherwise limited in Section B.3 of this ARTICLE THIRD, it shall mean the total number of voting shares out of the total voting power which were unequivocally voted in favor of or against a director standing for election or a matter presented for shareholder approval at a legal meeting which commenced with a quorum. Where votes are to be cast by a class or series, the term "votes cast" shall mean the total votes cast of each such class or series.

                  2. MEETINGS. Meetings of shareholders may be held within or without the State of Colorado, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Colorado at such place or places as may be designated from time to time by the Board of Directors in the Bylaws of the Corporation.

                  3. QUORUM. Forty percent (40%) of the total voting power, or where a separate vote by class or series is required, 40% of the voting shares of each such class or series, represented in person or by proxy, shall constitute a quorum at any meeting of the Corporation's shareholders.


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

                  4. VOTE REQUIRED. Any election of directors and any other action to be taken by the Corporation's shareholders shall require only a majority of the votes cast, except where these Amended and Restated Articles or the Corporation's Bylaws then in effect (including Section B.3 of this ARTICLE THIRD) requires a higher proportion of the votes cast or requires a proportion of the total voting power. Abstentions from voting shall not be considered in the tallying of votes. Nothing contained in this Section F of this Article THIRD shall affect the voting rights of holders of any class or series of shares entitled to vote as a class or by series. The Bylaws may provide for the vote necessary at any adjournment of a duly called meeting for which a quorum was not obtained.

                  5. ACTION WITHOUT MEETING. Any action by the shareholders may be taken by written consent, in lieu of a meeting and without prior notice or vote, by the holders of the total voting power. The manner of obtaining any such written consent shall be governed by the Corporation's Bylaws.

                  6. SHAREHOLDER RATIFICATION. Any contract, transaction or act of the Corporation or of the Directors which shall be ratified by appropriate vote of the shareholders present at any annual meeting, or at any special meeting called for such purpose, shall so far as is permitted by law be as valid and binding as though ratified by every shareholder of the Corporation.

FOURTH: In furtherance and not in limitation of the powers conferred by statute, subject to any restrictions set forth herein and in the Colorado Business Corporation Act, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal Bylaws of the Corporation.

FIFTH: Elections of directors need not be by written ballot unless a shareholder demands election by written ballot at the meeting and before voting begins or unless otherwise provided in the Bylaws of the Corporation.

SIXTH: A. LIABILITY OF DIRECTORS. As authorized by Section 7-108-402 of the Colorado Business Corporation Act, no director of the Corporation shall be personally liable to the Corporation or any shareholder thereof for monetary damages for breach of his fiduciary duty as a director; except for liability (i) for any breach of the director's duty of loyalty to the Corporation or to its shareholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for acts in violation of Section 7-108-403 of the Colorado Business Corporation Act; as it now exists or may hereafter be amended, or (iv) for any transaction from which the director directly or indirectly derived any improper personal benefit. This Section A of this Article SIXTH shall apply to a person who has ceased to be a director of the Corporation with respect to any breach of fiduciary duty that occurred when such person was serving as a director. This Section A of this Article SIXTH shall not be construed to limit or modify in any way any director's right to indemnification or other right whatsoever under these Articles, the Corporation's Bylaws or the Colorado Business Corporation Act.

         If the Colorado Business Corporation Act is hereafter amended to authorize the further elimination or limitation of the liability of directors, then, the liability of the Corporation's directors, in addition to the limitation of personal liability provided herein, shall be limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Section A of this Article SIXTH by the shareholders shall be prospective only and shall not adversely affect any limitation on the personal liability of any director existing at the time of such repeal or modification. The affirmative vote of at least a majority of the total voting power shall be required to amend or repeal, or adopt any provision inconsistent with, this Section A of this Article SIXTH.

         B. INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorney's fees) incurred by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee, fiduciary, or agent of, on in any similar managerial or fiduciary position of, another domestic or foreign corporation or other individual or entity or of an employee benefit plan. The Corporation shall also indemnify any employee, fiduciary, or agent, and that person's estate and personal representative, to the extent and in the manner provided by any bylaw, resolution of the shareholders or directors, contract or otherwise, so long as such provision is legally permissible. The foregoing right of indemnification shall not be exclusive of other rights to which such person may be entitled under applicable law.


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

         C. INCONSISTENCY. Neither any amendment nor repeal of this Article SIXTH, nor the adoption of any provision of the Corporation's Articles of Incorporation inconsistent with this Article SIXTH, shall eliminate or reduce the effect of this Article SIXTH in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article SIXTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  *    *    *

         The foregoing Amended and Restated Articles of Incorporation has been duly adopted by the Corporation's Board of Directors and shareholders in accordance with the applicable provisions of Section 7-110-107(2) of the Business Corporation Act of the State of Colorado.

         Executed at Oakland, California on July 20, 2001



                                              /s/ Jim Stein
                                              -------------
                                              Jim Stein, Chief Executive Officer


                                              /s/ James Barnes
                                              ----------------
                                              James Barnes, Treasurer


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